UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2003

LSB BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-11448	56-1348147

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One LSB Plaza, Lexington, North Carolina 27292

(Address of Principal Executive Offices)

(336) 248-6500

Registrant’s telephone number, including area code

Not Applicable
(Former address of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure.

     On December 12, 2003, LSB Bancshares, Inc. issued a press release announcing that it is taking a before tax charge of approximately $2.9 million relating to its write down of two problem credits, and commenting on the anticipated effect of such write down. Reference is made to such press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release issued by LSB Bancshares, Inc. on December 12, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC.

Dated: December 12, 2003	By:	/s/ Robert F. Lowe Robert F. Lowe, Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LSB Bancshares, Inc. on December 12, 2003.

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